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                                                                    EXHIBIT 99.2

                             NEW PLAN REALTY TRUST

 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 25, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Steven F. Siegel and Joel F. Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the undersigned's Shares of Beneficial Interest in the Trust at the Special Meeting of Shareholders to be held at Baruch College Conference Center, Room 750, 151 East 25th Street, New York, New York at 11:00 in the morning on September 25, 1998 and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as designated on the reverse side.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying proxy statement.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
P R O X Y
                                  SEE REVERSE
                                      SIDE
                                                                            0444
                                                  ----
Please mark your votes as in this example.
 X
The attorney-in-fact and proxy shall vote the undersigned's shares as specified hereon or, where no choice is indicated, the undersigned's vote will be cast
FOR each of the matters hereon.
1. Approving the New Plan Trust Amendments as described in the accompanying proxy statement.
                                      FOR
                                    AGAINST
                                    ABSTAIN
3. In their judgment upon such other matters as may properly come before the meeting, including any proposal to adjourn or postpone such meeting.
2. Approving the Merger as described in the accompanying proxy statement.
NOTE: PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND MAIL TO US PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR SEND THE PROXY CARD VIA FACSIMILE TO
(212) 869-9585, ATTENTION: STEVEN F. SIEGEL.

BOTH THE NEW PLAN TRUST AMENDMENTS AND THE MERGER MUST BE APPROVED BY THE NEW PLAN SHAREHOLDERS FOR THE MERGER TO OCCUR. THE FAILURE OF THE NEW PLAN SHARE-HOLDERS TO APPROVE BOTH THE NEW PLAN TRUST AMENDMENTS AND THE MERGER WILL RE-SULT IN THE MERGER NOT OCCURRING.
THE NEW PLAN BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF NEW PLAN VOTE "FOR" BOTH THE NEW PLAN TRUST AMENDMENTS AND THE MERGER AT THE SPECIAL MEETING.
SIGNATURE(S) ____________________________________ DATE:  ______________________
Please sign exactly as name appears hereon and date. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.